UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2012

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2011, in connection with the acquisition by Level 3 Communications, Inc. (“Parent”) of Global Crossing Limited, Level 3 Financing, Inc. (“Level 3 Financing”), a wholly owned subsidiary of Parent, assumed those certain 8.125% Senior Notes due 2019 (the “Notes”) of Level 3 Escrow, Inc. (“Level 3 Escrow”), issued under the Indenture, (the “Indenture”), dated as of June 9, 2011, among Level 3 Escrow, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).  As a result of that assumption, all obligations of Level 3 Escrow under the Notes and the Indenture became solely the obligations of Level 3 Financing and Parent, as guarantor. On March 22, 2012, Level 3 Financing entered into an additional Supplemental Indenture (the “Guarantee Supplemental Indenture”), dated as of March 22, 2012, to the Indenture. The Guarantee Supplemental Indenture was entered into among Level 3 Financing, Level 3 Communications, LLC (“Level 3 LLC”), a wholly owned subsidiary of Parent, and the Trustee. Pursuant to the Guarantee Supplemental Indenture, Level 3 LLC has provided an unconditional, unsecured guaranty of the Notes. The Guarantee Supplemental Indenture is filed as exhibit 4.1 to this Current Report and is incorporated by reference as if set forth in full.

On March 22, 2012, Level 3 Financing entered into an additional Supplemental Indenture (the “Subordination Supplemental Indenture”), dated as of March 22, 2012, to the Indenture. The Subordination Supplemental Indenture was entered into among Level 3 Financing, Parent, Level 3 LLC and the Trustee. Pursuant to the Subordination Supplemental Indenture, the unconditional, unsecured guaranty of Level 3 LLC of the Notes is subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC to all obligations of Level 3 LLC under the Level 3 Financing Amended and Restated Credit Agreement, dated as of March 13, 2007 (as amended and restated as of April 16, 2009, as amended as of May 15, 2009, as amended and restated as of October 4, 2012 and as amended as of November 10, 2012, and as may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”). The Subordination Supplemental Indenture is filed as exhibit 4.2 to this Current Report and is incorporated by reference as if set forth in full.

Item 8.01.  Other Events

Effective on March 22, 2012, Level 3 LLC and certain other regulated subsidiaries of Parent (the “Regulated Entities”) received regulatory approval to permit each Regulated Entity to (i) guarantee the Tranche B III Term Obligations (as defined in the Credit Agreement) under the Credit Agreement and (ii) grant a security interest in certain of its assets to the administrative agent under the Credit Agreement as security for such guarantee.  Pursuant to the terms of the Credit Agreement, the actions described in clauses (i) and (ii) above are required by the Regulated Entities upon receipt of the requisite regulatory approvals (the “Collateral and Guarantee Permit Condition”), and the guarantees and security interests described above became effective March 22, 2012 by delivery of notice to the administrative agent under the Credit Agreement that the Collateral and Guarantee Permit Condition has been satisfied.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

4.1                               Supplemental Indenture, dated as of March 22, 2012, among Level 3 Communications, LLC, as guarantor, Level 3 Financing, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Level 3 Communications, LLC’s unconditioned, unsecured guarantee of the 8.125% Senior Notes due 2019 of Level 3 Financing, Inc.

4.2                               Supplemental Indenture, dated as of March 22, 2012, among Level 3 Communications, LLC, as guarantor, Level 3 Communications, Inc., as guarantor, Level 3 Financing, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the subordination in any bankruptcy, liquidation or winding up proceeding of the guarantee by Level 3 Communications, LLC of the 8.125% Senior Notes due 2019 of Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President and Assistant General Counsel

Date: March 22, 2012

Exhibit Index

Exhibit	Description

4.1

Supplemental Indenture, dated as of March 22, 2012, among Level 3 Communications, LLC, as guarantor, Level 3 Financing, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Level 3 Communications, LLC’s unconditioned, unsecured guarantee of the 8.125% Senior Notes due 2019 of Level 3 Financing, Inc.

4.2

Supplemental Indenture, dated as of March 22, 2012, among Level 3 Communications, LLC, as guarantor, Level 3 Communications, Inc., as guarantor, Level 3 Financing, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the subordination in any bankruptcy, liquidation or winding up proceeding of the guarantee by Level 3 Communications, LLC of the 8.125% Senior Notes due 2019 of Level 3 Financing, Inc.